Exhibit 99.1

Tavia Acquisition Corp. and Vita Inclinata Technologies Sign Letter of Intent to go public on NASDAQ

London, United Kingdom, July 13, 2026 (GLOBE NEWSWIRE) -- Tavia Acquisition Corp. (Nasdaq: TAVI) (“Tavia”) and Vita Inclinata Technologies, Inc. (“Vita”) today announced they have signed a Letter of Intent (“LOI”) for a business combination that would result in Vita becoming a publicly traded company through a de-SPAC.

The proposed transaction values Vita at a pre-money enterprise value of $450 million, assuming Vita successfully completes its pending strategic acquisition within the defense and industrials market. The announcement reflects Vita’s continued momentum and represents an important step in the company’s evolution as it prepares for its next phase of growth.

In connection with executing the LOI, Tavia and Vita are engaged in a series of initial non-binding investment indications of from institutional investors and certain strategic partners. Firm commitments from those investors, as well as any other investors, would be announced concurrently with the signing of a definitive agreement.

Tavia expects to announce additional details regarding the proposed business combination when a definitive agreement is executed, which is expected within the next thirty days and with a closing anticipated in the fourth quarter of 2026.

Caleb Carr, Chief Executive Officer of Vita Inclinata Technologies, said:

“This is an important step for Vita and reflects the progress our team has made in building a differentiated business. We believe access to the public markets will strengthen our ability to invest in innovation, expand our portfolio of products and solutions, pursue new opportunities, and create long-term value for our customers and shareholders.”

Kanat Mynzhanov, Chief Executive Officer / Chairman of Tavia Acquisition Corp., said:

“Vita has built a distinctive business with innovative products, disciplined execution, and a compelling vision for the future. We believe the company is well positioned for its next stage of growth, and we look forward to advancing this opportunity together.”

About Vita Inclinata Technologies

Vita Inclinata Technologies develops innovative products and solutions designed to improve safety, precision, and operational performance in demanding environments. Through engineering expertise, operational excellence, and a customer-focused approach, the company continues to expand its portfolio while delivering meaningful value to customers.

About Tavia Acquisition Corp.

Tavia Acquisition Corp. (Nasdaq: TAVI) is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Letter of Intent

The LOI is non-binding and subject to the execution of definitive agreements, completion of due diligence, required approvals and customary closing conditions. No assurances can be made that the parties will successfully negotiate and enter into a definitive agreement, or that the proposed transaction will be consummated on the terms or timeframe currently contemplated, or at all.

Exclusivity

The parties have agreed to a 45-day exclusivity period to undertake due diligence and negotiate a definitive Business Combination Agreement.

Advisors

Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, is acting as lead financial advisor and capital markets advisor to Tavia and EarlyBirdCapital is acting as capital markets advisor to Tavia. Greenberg Traurig LLP is serving as legal counsel to Vita. Reed Smith LLP is serving as legal counsel to Tavia.

Additional Information and Where to Find It

If a definitive agreement is entered into in connection with the proposed business combination, a newly formed holding company, Vita or Tavia will prepare a registration statement, including a proxy statement/prospectus, to be filed with the U.S. Securities and Exchange Commission (“SEC”). The proxy statement/prospectus will be mailed to Tavia’s shareholders. Tavia urges investors and other interested persons to read, when available, the proxy statement/prospectus, as well as other documents filed with the SEC, because these documents will contain important information about the proposed business combination. Such persons can also read Tavia’s filings with the SEC for a description of the security holdings of its officers and directors and their respective interests as security holders in the consummation of the transactions described herein. The proxy statement statement/prospectus, once available, can be obtained, without charge, at the SEC’s web site (http://www.sec.gov).

Participants in the Solicitation

Vita and Tavia and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Tavia’s shareholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Tavia’s directors and officers in Tavia’s SEC filings. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Tavia’s shareholders in connection with the proposed business combination will be set forth in the proxy statement/prospectus for the proposed business combination when available. Information concerning the interests of Vita’s and Tavia’s participants in the solicitation, which may, in some cases, be different than those of their respective equity holders generally, will be set forth in the proxy statement/prospectus relating to the proposed business combination when it becomes available.

Forward-Looking Statements

This press release contains certain statements that are not historical facts and are forward-looking statements within the meaning of the federal securities laws with respect to the potential business combination between Tavia and Vita. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “think,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “seeks,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

These factors include, but are not limited to, whether a definitive agreement for the proposed business combination transaction will be entered into; whether such business combination transaction, or any other contemplated transaction, may be completed with different terms, in an untimely manner, or not at all; whether the parties will be able to realize the benefits of the proposed business combination transaction described herein; market and other conditions. The parties do not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in Tavia’s Annual Report on Form 10-K and periodic reports filed with the SEC. All of Tavia’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof, and the parties assume no obligation to update or revise these statements unless otherwise required by law.

No Offer or Solicitation

This press release is not a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the potential business combination and will not constitute an offer to sell or the solicitation of an offer to buy or exchange any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contact Information:

info@tavia.co